Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Paula Soteropoulos, the President and Chief Executive Officer of Akcea Therapeutics, Inc., (the “Company”), and Elizabeth L. Hougen, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and the results of operations of the Company for the period covered by the Periodic Report.

Dated: August 8, 2017

/s/ PAULA SOTEROPOULOS	/s/ ELIZABETH L. HOUGEN
Paula Soteropoulos	Elizabeth L. Hougen
President and Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Akcea Therapeutics, Inc. and will be retained by Akcea Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.